SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 8, 2007, BorgWarner inc. released its financial results for the quarter and year ended December 31, 2006. A copy of BorgWarner Inc.’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference (the “Press Release”).

    The information provided in the response to this Item 2.02 and the accompanying Exhibit 99.1 are being furnished under Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

    On February 8, 2007, BorgWarner Inc. announced that during the fourth quarter, it evaluated the competitiveness of its North American facilities, as well as its long-term capacity needs.  As a result, it will be closing its Drivetrain plant in Muncie, Indiana and has adjusted the carrying values of other assets primarily related to its four-wheel drive transfer case product line. Production activity at the facility is expected to wind down and cease as early as is practical, currently no later than the expiration of the current labor agreement in April 2009. Existing and future programs currently assigned to that facility will be relocated to other facilities. As a result of the fourth quarter restructuring, BorgWarner recorded expense of $73.2 million.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release issued by BorgWarner Inc. dated February 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

                                                                                                    /s/ John J. Gasparovic
Date: February 8, 2007                                  By:_________________________________________
                                     Name: John J. Gasparovic
                                  Its: Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by BorgWarner Inc. dated February 8, 2007